UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 12, 2016

  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2016, Natural Resource Partners L.P. (“NRP”) announced changes to the Board of Directors of GP Natural Resource Partners LLC, the general partner of the general partner of NRP. As of such date, Donald J. Holcomb resigned from the Board, and L.G. (“Trey”) Jackson III was appointed to the Board.

Mr. Holcomb’s resignation from the Board was not as a result of any disagreement with NRP or its management. Mr. Holcomb was one of two Adena Minerals, LLC designees to the Board pursuant to the Investor Rights Agreement. Upon Mr. Holcomb’s resignation, Adena Minerals appointed Mr. Jackson to serve as an Adena Minerals designee.

Mr. Jackson was appointed to the Board of Directors of GP Natural Resource Partners LLC by Robertson Coal Management LLC, its sole member.  Robertson Coal Management LLC is wholly owned by Corbin J. Robertson, Jr.  Subject to the Investor Rights Agreement with Adena Minerals, Robertson Coal Management is entitled to designate ten directors to the Board of Directors of GP Natural Resource Partners LLC.

Mr. Jackson, age 40, joined the Board of Directors of GP Natural Resource Partners LLC on April 12, 2016. Mr. Jackson brings financial and coal industry experience to the Board of Directors. Mr. Jackson is currently the Managing Director of the Cline Group, a group of companies affiliated with Christopher Cline, having served in that capacity since March 2011, where he has responsibility for mergers and acquisitions, deal structuring and certain other commercial activities. Also during this time, from June 2013 until August 2015, Mr. Jackson served as the President of Convent Marine Terminal. Prior to joining Mr. Cline’s management group, Mr. Jackson served in various capacities at two energy private equity firms and a boutique investment bank.

Relationships

As described above, Mr. Jackson serves as Managing Director of the Cline Group, a group of companies affiliated with Christopher Cline. As disclosed in NRP’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 10-K”), NRP has engaged in transactions with Mr. Cline and his affiliates, including Foresight Energy LP. Mr. Jackson also indirectly owns a minority interest in Adena Minerals. As a result of his position with the Cline Group and his indirect minority interest in Adena Minerals, Mr. Jackson may be deemed to have an indirect material interest in the transactions with Mr. Cline and/or his affiliates described in the 2015 10-K. For a description of the services provided to and the payments received from Mr. Cline’s affiliates, please see the 2015 10-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its General Partner
	By:	GP Natural Resource Partners LLC
its general partner

Date: April 18, 2016	By:	/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel